                                                            Exhibit 99.7

PRESS RELEASE

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2-Track Global, Inc.

35 Argo House, Kilburn Road

London, U.K. NW6 5LF

011-44-20-7644-0472

Contact:  Mike Jung, CEO, CFO                     7

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FOR IMMEDIATE RELEASE

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     2-Track Global Inc Announce the Consummation of Agreement With

Hansworth (Middle East) LLP

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NEW YORK--(BUSINESS WIRE)--Dec. 8, 2005--2-Track Global Inc (OTCBB:TOTG - News)

today announced it had consummated negotiations with Hansworth (Middle East)

LLP for the marketing and distribution rights to certain of 2-Track's products in the Middle East.

Under the terms of the arrangement, Hansworth (Middle East) LLP will act as

2-Track Global Inc's marketing agent in the UAE and will promote and sell

2-Track's Condor FMS fleet management system monitoring equipment and software applications. The parties have undertaken to agree to work closely to each other to enable the full distribution of the Condor FMS in the Middle Eastern market. Under the terms of the arrangement, Hansworth (Middle East) LLP shall pay the sum of US$80,000 to secure the right to be 2-Track's distributor in the Middle East. The agreement also provides for Hansworth (Middle East) LLP to target the business markets and commits to guaranteed purchases of units commencing in the first 18 months up to 5,000 units and rolling out over the

5 year period of the agreement to 15,000 units giving a combined minimum order of 50,000 units over a 5 year period.

Mike Jung, President of 2-Track Global, commented "This is a major distribution contract for the company, bearing in mind the fact that there are substantial guaranteed minimum numbers of units that have to be purchased according to the terms of the contract. In addition, the payment of the fee for the right to distribute the products in the Middle East has sent a benchmark for our future negotiations. This is an exciting opportunity for the company and enables us to explore and penetrate the vast markets where security is of prime importance".

Iseeb Rehman, Chairman of Hansworth (Middle East) LLP commented "I am delighted to have secured this agreement with 2-Track. We spent a considerable period of time evaluating the technology from third party companies and once we demonstrated the power and functionality of 2-Track's technology there was only going to be one company with whom we wish to contract. With our wide distribution capabilities in the Middle East we are confident that we will develop into a strong commercial partner with 2-Track and achieve enormous success in the Middle East and neighbouring territories".

2-Track Global Inc (TOTG) is a technology development and marketing company which owns, operates and licences proprietary telematics solutions combining hardware and software applications run over wireless or satellite networks to deliver remote security management of marine and cargo fleets (including consumer solutions aimed at the leisure, marine and domestic security markets) and commercial vehicle plant and machinery management and security.

The company has communications architecture technology which provides global logistics solutions for the remote monitoring of freight containers over multiple transport mores.

This press release includes certain statements, known as "forward-looking statements", which express the current expectations of 2-Track Global management. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect 2-Track Global Inc and its subsidiary businesses and prospects and cause actual results to differ materially from these forward-looking statements. Unanticipated product manufacturing and delivery issues,

customer order push-outs or cancellations and product performance could cause actual results to differ materially from those currently anticipated as expressed in this press release. These risks and other risk factors relating to 2-Track Global Inc are described more fully in the most recent

Form 8-K filed by 2-Track Global Inc and other filings from time to time with the Securities and Exchange Commission.

Contact:

for 2-Track Global Inc

Jay Shin,

+44 20 7644 0472

http://www.2-trackglobal.com